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                      LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                  [Letterhead]


                                             June 4, 1997



Nu Skin Asia Pacific, Inc.
75 West Center Street
Provo, Utah  84601

     Re:  Nu Skin Asia Pacific, Inc. -- Registration Statement
          On Form S-1 (the "Registration Statement")
          ----------------------------------------------------

Ladies and Gentlemen:


     We have acted as counsel to Nu Skin Asia Pacific, Inc., a Delaware corporation (the "Company"), in connection with the registration and public offering of up to 7,000,000 (1,050,000 including the over-allotment) presently issued and outstanding shares of the Company's Class A Common Stock, par value $0.001 per share (the "Class A Common Stock") by stockholders listed as selling stockholders in the Registration Statement (the "Selling Stockholders"). Capitalized terms not otherwise defined herein have the meaning set forth in the Registration Statement.


     We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     Based on the foregoing, we are of the opinion that the shares of the Class A Common Stock to be sold by the Selling Stockholders as described in the Registration Statement are duly authorized by the Company, validly issued, fully paid and nonassessable.

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Nu Skin Asia Pacific, Inc.
June 4, 1997
Page 2


     Our opinion set forth herein is limited in all cases to matters arising under the Delaware General Corporation Law. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,


                              /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.